Filed Pursuant to Rule 424(b)(3)

                                                      Registration No. 333-50958

PROSPECTUS SUPPLEMENT DATED APRIL 5, 2001

(To Prospectus filed on November 30, 2000)


                                PMC-SIERRA, INC.

                                   PROSPECTUS

                        1,579,718 Shares of Common Stock

         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.

         The table captioned "Selling Stockholders" commencing on page 3 of the Prospectus is hereby amended to reflect the following additions and changes.

                                                                Shares to be
                                                               Offered for the
             Selling Stockholders                            Selling Stockholder
-------------------------------------------------           --------------------
Rajesh Parekh & Daksha Parekh, Trustees of the
 Parekh R84 Trust dated 9/22/998                                    3,952

Rajesh Parekh & Daksha Parekh, Trustees of the
 Parekh R88 Trust dated 9/22/98                                     3,952

Rajesh Parekh & Daksha Parekh, Trustees of The
 Parekh  Family Trust 10/14/91                                      6,587

Rajesh Parekh & Daksha Parekh, Trustees of the
 Parekh RD Trust dated 3/22/00                                      1,383

Deven Verma                                                         2,635

Chris Vora                                                            395

Karim Walji                                                         1,054

Alex W. Reichl                                                        132

Deepak Natarajan                                                      527

Roshana Matek-Asghar                                                  395

Lio Saephan                                                           132

Teresa Kasl                                                            66

Parag Raval                                                            66

Vijay Parekh                                                           66

Deepak Bhagat                                                          66

Eliezer Sternheim                                                      66

Cecilia Deleon                                                        132

Anilyn Ferrer                                                          66

Nina Luu                                                              132

Brian Venneman                                                        263

Jorge del Calvo                                                        66

Jenny Kim                                                              66

Jeff Yasuda                                                           132

Jeff Yasuda                                                            66